Exhibit 15

June 2, 2017

To the Board of Directors and Shareholders
of L Brands, Inc.:

We are aware of the incorporation by reference in the following Registration Statements of L Brands, Inc. and, with respect to the Registration Statement on Form S-3 and Form S-4 in the related Prospectus of L Brands, Inc.:

Registration Statement (Form S-3 ASR No. 333-191968)
Registration Statement (Form S-4 No. 333-163026)
Registration Statement (Form S-8 No. 33-49871)
Registration Statement (Form S-8 No. 333-110465)
Registration Statement (Form S-8 No. 333-04927)
Registration Statement (Form S-8 No. 333-04941)
Registration Statement (Form S-8 No. 333-118407)
Registration Statement (Form S-8 No. 333-161841)
Registration Statement (Form S-8 No. 333-176588)
Registration Statement (Form S-8 No. 333-206787)
Registration Statement (Form S-4 No. 333-209114)
Registration Statement (Form S-3 ASR No. 333-209236);

of our report dated June 2, 2017 relating to the unaudited consolidated interim financial statements of L Brands, Inc. and its subsidiaries that are included in its Form 10-Q for the quarter ended April 29, 2017.

/s/ Ernst & Young LLP

Grandview Heights, Ohio